                                                                     EXHIBIT 2.2
--------------------------------------------------------------------------------

            Transfer, Registration Rights and Governance Agreement

                                 by and among

                       United States Filter Corporation,

                        Western Farm & Cattle Company,

                             N.N. Investors, L.P.,

                       California Land & Cattle Company,

                            ST Ranch GenPar, Inc.,

                                      and

                            FW Ranch Partners, L.P.

                                  dated as of

                              September 17, 1997

--------------------------------------------------------------------------------

            Transfer, Registration Rights and Governance Agreement
                                 by and among
                       United States Filter Corporation,
                        Western Farm & Cattle Company,
                             N.N. Investors, L.P.,
                       California Land & Cattle Company,
                            ST Ranch GenPar, Inc.,
                                      and
                            FW Ranch Partners, L.P.
                                  dated as of
                              September 17, 1997


                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

ARTICLE I      DEFINITIONS.................................................   2
     Section 1.1.   Certain Definitions....................................   2

ARTICLE II     REPRESENTATIONS AND WARRANTIES..............................   4

     Section 2.1.   Representations and Warranties of the Company..........   4
     Section 2.2.   Representations and Warranties of Western
                      Farm & Cattle........................................   4
     Section 2.3.   Representations and Warranties of N.N. Investors.......   5
     Section 2.4.   Representations and Warranties of CLCC.................   5
     Section 2.5.   Representations and Warranties of GenPar...............   6
     Section 2.6.   Representations and Warranties of FW Ranch.............   6

ARTICLE III    STANDSTILL..................................................   6

     Section 3.1.   Acquisition of Company Securities......................   6
     Section 3.2.   Further Restrictions on Holders' Conduct...............   7
     Section 3.3.   Publicity..............................................   8

ARTICLE IV     GOVERNANCE..................................................   8

     Section 4.1.   Voting.................................................   8
     Section 4.2.   Director Designated by the Holders.....................   9
     Section 4.3.   Additional Non-Employee Directors......................  10



ARTICLE V      RESTRICTIONS ON TRANSFERABILITY.............................  10

     Section 5.1.   Restrictions on Transferability........................  10
     Section 5.2.   Notice of Proposed Transfers...........................  11
     Section 5.3.   Right of First Refusal.................................  11
     Section 5.4.   Restrictive Legends....................................  12

ARTICLE VI     REGISTRATION RIGHTS.........................................  13

     Section 6.1.   Demand Registration....................................  13
     Section 6.2.   Company Registration...................................  14
     Section 6.3.   Expenses of Registration...............................  15
     Section 6.4.   Plan of Distribution...................................  15
     Section 6.5.   Indemnification........................................  16
     Section 6.6.   Obligations of the Company.............................  18
     Section 6.7.   Securities Law Compliance..............................  19
     Section 6.8.   Standoff Agreement.....................................  19

ARTICLE VII    MISCELLANEOUS...............................................  20

     Section 7.1.   Termination............................................  20
     Section 7.2.   Rule 144 Requirements..................................  20
     Section 7.3.   Amendment..............................................  20
     Section 7.4.   Investment Representation..............................  20
     Section 7.5.   Notices, etc...........................................  20
     Section 7.6.   Entire Agreement; Severability.........................  21
     Section 7.7.   Governing Law..........................................  21
     Section 7.8.   Counterparts...........................................  21
     Section 7.9.   Holders' Representative................................  21

            TRANSFER, REGISTRATION RIGHTS AND GOVERNANCE AGREEMENT
            ------------------------------------------------------

     This Transfer, Registration Rights and Governance Agreement ("Agreement") is entered into as of September 17, 1997 by and among United States Filter Corporation, a Delaware corporation (the "Company"), Western Farm & Cattle Company, a California corporation ("Western Farm & Cattle"), California Land & Cattle Company, a Delaware corporation ("CLCC"), N.N. Investors, L.P., a Delaware limited partnership ("N.N. Investors"), ST Ranch GenPar, Inc., a Texas corporation ("GenPar"), and FW Ranch, L.P., a Texas limited partnership ("FW Ranch"), with reference to certain shares of Common Stock, $.01 par value, of the Company (the "Common Stock").

     WHEREAS, Western Farm & Cattle, CLCC, N.N. Investors, GenPar, FW Ranch and the Company have entered into an Agreement for Sale and Purchase of Partnership Interests dated as of August 3, 1997 (the "Acquisition Agreement") pursuant to which, among other things, (i) GenPar, the sole general partner of FW Ranchlands, L.P., a Texas limited partnership ("FWRLP"), assigned to the Company and the Company acquired from GenPar, a 1% general partner interest in FWRLP (the "FWRLP GP Interest"), (ii) FW Ranch, the sole limited partner of FWRLP, assigned to the Company, and the Company acquired from FW Ranch, a 99% limited partner interest in FWRLP (the "FWRLP LP Interest"), (iii) Western Farm & Cattle, the sole general partner of Western Farms, L.P., a California limited partnership ("WFLP"), assigned to the Company, and the Company acquired from Western Farm & Cattle, a 1% general partner interest in WFLP ("WFLP GP Interest"), (iv) CLCC, the sole general partner of and the holder of a 1% general partner interest (the "California Farms GP Interest") in California Farms, L.P., a Delaware limited partnership ("California Farms"), assigned to the Company, and the Company acquired from CLCC, the California Farms GP Interest, (v) N.N. Investors, the sole limited partner of and the holder of a 99% limited partner interest (the "California Farms LP Interest") in California Farms, assigned to the Company, and the Company will acquire from N.N. Investors, the California Farms LP Interest, and (vi) the Company issued to Western Farm & Cattle, CLCC, N.N. Investors, GenPar and FW Ranch, as consideration for the WFLP GP Interest, the California Farms GP Interest, the California Farms LP Interest, the FWRLP GP Interest and the FWRLP LP Interest, an aggregate of 8,000,000 shares of Common Stock, subject to adjustment as provided therein, and 1,200,000 warrants to purchase shares of Common Stock (the "Warrants");

     WHEREAS, in connection with the transactions contemplated by the Acquisition Agreement, the Company, Western Farm & Cattle, CLCC, N.N. Investors, GenPar, and FW Ranch desire to set forth certain agreements among them with respect to the governance of the Company and the transferability and registration of the Shares (as defined below) and the shares of Common Stock issuable upon exercise of the Warrants ("Warrant Shares");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.1.   Certain Definitions. As used in this Agreement, the
                    -------------------
following terms shall have the following respective meanings:

          "Affiliate" shall mean any Person (a) more than 50% of any class of
           ---------
     the outstanding voting securities of which is owned, directly or indirectly, by one or more Holders and/or one or more Affiliates, or (b) over which one or more Holders is otherwise able to exert actual control; provided, however, that, for purposes of clause (b) of this definition,
     --------  -------
     actual control shall be determined solely based on whether the Holder has in fact the ability to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "Beneficially Own" or "Beneficial Ownership" with respect to any
           ----------------      --------------------
     securities shall mean "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act).

          "Board of Directors" shall mean the Board of Directors of the Company.
           ------------------

          "Commission" shall mean the United States Securities and Exchange
           ----------
     Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

          "Common Stock Equivalent" shall mean (a) shares of any class of
           -----------------------
     capital stock, other than Common Stock, of the Company which are then entitled to vote generally in the election of directors and (b) any warrant, option, convertible security or other similar right to acquire the Common Stock or shares of any other class of capital stock of the Company which are then entitled to vote generally in the election of directors.

          "Exchange Act" shall mean the United States Securities Exchange Act of
           ------------
     1934, as amended, or any federal statute enacted in replacement thereof, all as the same shall be in effect at the time.

          "Holder Designee" shall have the meaning specified in Section 4.2
           ---------------
     hereof.

          "Holders" shall mean Western Farm & Cattle, N.N. Investors, CLCC,
           -------
     GenPar and FW Ranch, and shall also include all permitted transferees of Registrable Shares, provided that such transferees agree to be bound by the terms of this Agreement and such transfer is made in compliance with this Agreement and applicable law.

          "Person" shall mean any individual, partnership, joint venture,
           ------
     limited liability company, corporation, trust, unincorporated organization, government or department or agency of a government.

          "Registrable Shares" shall mean the Shares and the Warrant Shares, if
           ------------------
     issued; provided, however, that Shares and Warrant Shares, if any, shall be
             --------  -------
     treated as Registrable Shares only if and so long as they have not been sold (x) in a public distribution or a public securities transaction, or
     (y) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

          The terms "register," "registered" and "registration" refer to a
                     --------    ----------       ------------
     registration effected by preparing and filing a registration statement in compliance with the Securities Act and the rules and regulations promulgated thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all registration, qualification and
           ---------------------
     filing fees (including N.A.S.D. filing fees), fees and disbursements of counsel for the Company, accounting fees incident to any such registration and blue sky fees and expenses.

          "Rule 144" shall mean Rule 144 promulgated under the Securities Act,
           --------
     as such Rule shall be in effect at the time, and any successor thereto.

          "Rule 145" shall mean Rule 145 promulgated under the Securities Act,
           --------
     as such Rule shall be in effect at the time, and any successor thereto.

          "Securities Act" shall mean the United States Securities Act of 1933,
           --------------
     as amended, or any federal statute enacted in replacement thereof, all as the same shall be in effect at the time.

          "Selling and Distribution Expenses" shall mean all costs and expenses
           ---------------------------------
     applicable to a registration, other than Registration Expenses, including without limitation underwriting discounts, selling commissions and stock transfer taxes applicable to the Shares registered by the Holders, fees and disbursements of counsel for the Holders retained by them, printing expenses and marketing expenses.

          "Shares" shall mean the shares of Common Stock issued to or for the
           ------
     benefit of the Holders pursuant to the Acquisition Agreement (other than the Warrant Shares), and any shares of Common Stock issued in respect thereof or into which the Shares shall be converted in connection with stock splits, reverse stock splits, stock dividends or distributions, or combinations or similar recapitalization, on or after the date hereof.

          "Standstill Termination Date" shall mean the date that is 29 months
           ---------------------------
     after the date of this Agreement.

          "13D Group" shall mean any group of Persons acquiring, holding, voting
           ---------
     or disposing of any Common Stock or Common Stock Equivalents which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act.

          "Transfer" shall mean any sale, transfer or other disposition (but not
           --------
     a pledge or encumbrance) to any Person other than another Holder, and to "Transfer" shall mean to sell, transfer or otherwise dispose of (but not to pledge or encumber) to any Person other than another Holder.

          "Warrant Shares" shall mean the shares of Common Stock, if any, issued
           --------------
     upon exercise of the Warrants.


                                  ARTICLE II
                        REPRESENTATIONS AND WARRANTIES

     Section 2.1.   Representations and Warranties of the Company. The Company
                    ---------------------------------------------
represents and warrants to Western Farm & Cattle, N.N. Investors, CLCC, GenPar and FW Ranch as of the date hereof as follows:

          (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b) This Agreement has been duly and validly authorized by the Company and all necessary and appropriate action has been taken by the Company to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) This Agreement has been duly executed and delivered by the Company and, assuming due authorization and valid execution and delivery by Western Farm & Cattle, N.N. Investors, CLCC, GenPar and FW Ranch, this Agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     Section 2.2.   Representations and Warranties of Western Farm & Cattle.
                    -------------------------------------------------------
Western Farm & Cattle represents and warrants to the Company as of the date hereof as follows:

          (a) Western Farm & Cattle has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California and has corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b) This Agreement has been duly and validly authorized by Western Farm & Cattle and all necessary and appropriate action has been taken by Western Farm & Cattle to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) This Agreement has been duly executed and delivered by Western Farm & Cattle and, assuming due authorization and valid execution and delivery by the Company, CLCC, N.N. Investors, GenPar and FW Ranch, this Agreement is a valid and binding obligation of Western Farm & Cattle, enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and
(ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     Section 2.3.   Representations and Warranties of N.N. Investors. N.N.
                    ------------------------------------------------
Investors represents and warrants to the Company as of the date hereof as follows:

          (a) N.N. Investors has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b) This Agreement has been duly and validly authorized by N.N. Investors and all necessary and appropriate action has been taken by N.N. Investors to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) This Agreement has been duly executed and delivered by N.N. Investors and, assuming due authorization and valid execution and delivery by the Company, Western Farm & Cattle, CLCC, GenPar and FW Ranch, this Agreement is a valid and binding obligation of N.N. Investors, enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     Section 2.4.   Representations and Warranties of CLCC. CLCC represents and
                    --------------------------------------
warrants to the Company as of the date hereof as follows:

          (a) CLCC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b) This Agreement has been duly and validly authorized by CLCC and all necessary and appropriate action has been taken by CLCC to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) This Agreement has been duly executed and delivered by CLCC and, assuming due authorization and valid execution and delivery by the Company, Western Farm &

Cattle, N.N. Investors, GenPar and FW Ranch, this Agreement is a valid and binding obligation of CLCC, enforceable in accordance with its terms, subject to
(i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     Section 2.5.   Representations and Warranties of GenPar. GenPar represents
                    ----------------------------------------
and warrants to the Company as of the date hereof as follows:

          (a) GenPar has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas and has corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b) This Agreement has been duly and validly authorized by GenPar and all necessary and appropriate action has been taken by GenPar to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) This Agreement has been duly executed and delivered by GenPar and, assuming due authorization and valid execution and delivery by the Company, Western Farm & Cattle, CLCC, N.N. Investors and FW Ranch, this Agreement is a valid and binding obligation of GenPar, enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     Section 2.6.   Representations and Warranties of FW Ranch. FW Ranch
                    ------------------------------------------
represents and warrants to the Company as of the date hereof as follows:

          (a) FW Ranch has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Texas and has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

          (b) This Agreement has been duly and validly authorized by FW Ranch and all necessary and appropriate action has been taken by FW Ranch to execute and deliver this Agreement and to perform its obligations hereunder.

          (c) This Agreement has been duly executed and delivered by FW Ranch and, assuming due authorization and valid execution and delivery by the Company, Western Farm & Cattle, CLCC, N.N. Investors and GenPar, this Agreement is a valid and binding obligation of FW Ranch, enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

                                  ARTICLE III

                                  STANDSTILL


     Section 3.1.   Acquisition of Company Securities. Each Holder agrees with
                    ---------------------------------
the Company that, without the prior approval of a majority of the members of the Board of Directors at a duly convened meeting thereof or of all of the Company's directors by written consent thereto, prior to the Standstill Termination Date such Holder will not, and will cause each of its Affiliates not to, singly or as part of a partnership, limited partnership, syndicate or other 13D Group, directly or indirectly, (i) acquire Beneficial Ownership of any Common Stock or Common Stock Equivalents (other than pursuant to (A) exercise of any Warrant,
(B) the receipt of any dividends payable in Common Stock or Common Stock Equivalents or (C) an acquisition as a result of which the Holders and their Affiliates would not Beneficially Own Common Stock or Common Stock Equivalents representing in the aggregate more than 25.0% of the outstanding Common Stock and Common Stock Equivalents) or (ii) commence an unsolicited tender offer or exchange offer for all or any portion of the Common Stock or any class of Common Stock Equivalent not owned by the Holders or any unsolicited offer to the Company to purchase all or substantially all of the assets of the Company; provided, however, that the foregoing restrictions shall cease to apply if a
--------  -------
bona fide offer, tender offer or exchange offer is made by any Person (other than the Company, any Holder or any Affiliate of any Holder) to purchase outstanding shares of Common Stock or any Common Stock Equivalent representing 50% or more of the Common Stock or any class of Common Stock Equivalent and such offer is not accepted or rejected by the Company within five days after it is made; and provided, further, that (a) the $25,000,000 aggregate principal amount
          --------  -------
of the 4.5% Convertible Subordinated Debentures due December 15, 2001 of the Company Beneficially Owned by McVeigh & Co., L.P. on the date of this Agreement (and any shares of Common Stock issuable upon conversion thereof) shall not be counted for purposes of determining compliance with the limitations of this
Section 3.1 and (b) McVeigh & Co., L.P., for its own account or for its client accounts (which may include affiliates or associates of the Holders), is permitted to engage in arbitrage and related trading in the equity and debt securities of the Company in the ordinary course of business, provided that no confidential information has been disclosed to any person directing such trading or executing any order with respect thereto, such activity is in compliance with applicable federal securities laws and McVeigh is not a member of any 13D Group with the Holders.

     Section 3.2.   Further Restrictions on Holders' Conduct. Prior to the
                    ----------------------------------------
Standstill Termination Date, the Holders agree that they shall not, and they shall cause each of their Affiliates not to:

          (a) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any securities or property of the Company or any of its subsidiaries other than in a manner consistent with the terms of this Agreement;

          (b) deposit (either before or after the date of the execution of this Agreement) any Common Stock or Common Stock Equivalent in a voting trust or subject any Common Stock or Common Stock Equivalent to any similar arrangement or proxy with respect to the voting of such Common Stock or Common Stock Equivalents if the effect of any such arrangement or proxy would result in a violation by any Holder of the terms of this Agreement;

          (c) make, or in any way participate, directly or indirectly, in any "solicitation" of "proxies," or become a "Participant" in a "solicitation" (as such terms are used in Regulation 14A promulgated under the Exchange Act) to vote, or to seek to advise or influence any person to vote against any proposal or director nominee recommended to the stockholders of the Company or any of its subsidiaries by at least a majority of the members of the Board of Directors; provided, however, that the restriction of this Section 3.2(c) shall not apply:
--------  -------
(i)(A) during any proxy solicitation from a Person other than the Company pursuant to which such Person seeks to take any action which, if successful, and when combined with all other actions previously taken by such Person, would result in a change in control of the Company (including, without limitation, by means of electing or replacing directors of the Company), (B) during any offer, tender offer or exchange offer for 50% or more of the Common Stock or any class of Common Stock Equivalent or 50% or more of the consolidated assets of the Company, and (C) with respect to any proposal by the Company which would result in any other Person or 13D Group Beneficially Owning 50% or more of the Common Stock or any class of Common Stock Equivalent or 50% or more of the consolidated assets of the Company; and (ii) regarding any matter with respect to which the Holders and their Affiliates are not bound by the terms of this Agreement to vote in accordance with the recommendation of the Board of Directors;

          (d) form, join or in any way participate in a 13D Group other than in a manner consistent with the terms of this Agreement; or

          (e) cooperate or agree with any third party who has contacted any Holder or, to any Holder's knowledge, any Affiliate of such Holder in connection with any of the foregoing.

     Section 3.3.   Publicity. The Company and each Holder shall, and each
                    ---------
Holder shall cause each of its Affiliates to, prior to the issuance of any press release or other public announcement or communication relating to the execution or performance of this Agreement or to the transactions contemplated hereby, consult with each other and use their best efforts to coordinate the issuance of such press release, public announcement or communication.


                                  ARTICLE IV
                                  GOVERNANCE

     Section 4.1.   Voting. Until the Standstill Termination Date, each Holder,
                    ------
as a holder of shares of Common Stock and Common Stock Equivalents, agrees that:

          (a) such Holder shall, and shall cause each of its Affiliates to, be present, in person or by proxy, at all meetings of stockholders of the Company so that all Common Stock and Common Stock Equivalents having voting rights directly or indirectly owned by such

Holder and its Affiliates may be counted for the purpose of determining the presence of a quorum at such meetings; and

          (b) such Holder shall, and shall cause each of its Affiliates to, on any matter submitted to a vote of the Company's stockholders (other than (i) the sale of all or substantially all of the assets of the Company, (ii) any merger or acquisition transaction in which the Company is not the surviving corporation or the parent of the surviving corporation (unless the holders of the Company's Common Stock immediately prior to such transaction continue to own 80% or more of the outstanding voting stock of the surviving corporation or its parent) or involving the issuance by the Company of shares of Common Stock representing 20% or more of the outstanding Common Stock and Common Stock Equivalents, (iii) any amendment of the certificate of incorporation or by-laws of the Company that would adversely affect the rights of the Holders or (iv) the dissolution or liquidation of the Company), vote or cause to be voted all Common Stock and Common Stock Equivalents having voting rights with respect to such matter directly or indirectly owned by such Holder and its Affiliates as recommended by a majority of the members of the Board of Directors.

     Section 4.2.   Director Designated by the Holders. For so long as Western
                    ----------------------------------
Farm & Cattle, CLCC, N.N. Investors, GenPar and FW Ranch, the direct and indirect partners of N.N. Investors and FW Ranch and their respective Affiliates collectively own at least 5% of the outstanding Common Stock:

          (a) the Board of Directors shall elect as a Class I Director of the Company (to serve until the next succeeding annual meeting of stockholders of the Company at which Class I Directors are to be elected) on the date of the Closing, one person designated by the Holders (the "Holder Designee," which term shall include any person designated by the Holders to succeed any Class I Director designated by the Holders pursuant to this Section 4.2) in writing to the Company at least seven days prior to the date of the Closing. In the event of a vacancy caused by the disqualification, removal, resignation or other cessation of service of the Holder Designee from the Board of Directors, the Board of Directors shall elect as a Class I Director of the Company (to serve until the Company's next succeeding annual meeting of stockholders at which Class I Directors are to be elected) a Holder Designee designated in writing to the Company at least fifteen days prior to the date of a regular meeting of the Board of Directors.

          (b) At the first annual meeting of stockholders of the Company following the Closing at which Class I Directors are to be elected and at each subsequent annual meeting of stockholders of the Company at which (i) the term of the Holder Designee is to expire or (ii) a vacancy caused by the disqualification, removal, resignation or other cessation of service of the Holder Designee is to be filled, the Company shall cause the Holder Designee or a successor Holder Designee to be included in the slate of nominees recommended by the Board of Directors to the Company's stockholders for election as directors and shall use all reasonable efforts to cause the election of such Holder Designee or successor Holder Designee to the Board of Directors, including soliciting proxies in favor of the election of such person.

          (c) The Holders shall provide notice in writing at least 90 days prior to any annual meeting of the Company's stockholders at which Class I Directors are to be elected indicating the name of the Holder Designee and all information required by Regulation 14A and Schedule 14A promulgated under the Exchange Act with respect to such Holder Designee.

          (d) In the event that the Holder Designee cannot attend any meeting of the Board of Directors, the Holders shall be entitled to designate a person to attend such meeting in a non-voting capacity at the Board of Directors' invitation. The Company shall give the Holders no less than seven (7) days' notice of any such meeting; provided, however, that if the Company is
                                  --------  -------
unable, for good cause, to give seven (7) days' notice with respect to any meeting of its Board of Directors at which the Board of Directors considers and/or acts upon any important corporate action, the Company may give such lesser notice as is reasonably practicable, except that such notice shall in all circumstances be at least two (2) full business days. Any Holder Designee may participate telephonically in any meeting of the Board of Directors.

          (e) The Holders shall consult with the Company in connection with the identity of any proposed Holder Designee, but the Company shall not have the right to object to any Holder Designee unless such person either (i) is a director or officer of a direct competitor of the Company or (ii) has engaged in any adverse conduct that would require disclosure under Item 7 of Schedule 14A promulgated under the Exchange Act. In any such case, the Holders agree to withdraw such proposed person and nominate a replacement therefor (which replacement shall be subject to the requirements of this Section 4.2(e)). Any such objection by the Company must be made no later than one month after the Holders first inform the Company of the identity of the proposed Holder Designee; provided, however, that the Company shall in all cases notify the
          --------  -------
Holders of any such objection sufficiently in advance of the date on which proxy materials are mailed by the Company in connection with such election of directors to enable the Holders to propose an alternate Holder Designee pursuant to and in accordance with the terms of this Agreement.

     Section 4.3.   Additional Non-Employee Directors. If, at any time while
                    ---------------------------------
Western Farm & Cattle, N.N. Investors, CLCC, GenPar and FW Ranch, the direct and indirect partners of N.N. Investors and FW Ranch and their respective Affiliates continue to own at least 7 1/2% of the outstanding Common Stock, a vacancy shall occur in the Board of Directors as the result of the cessation to serve of a non-employee director (other than by reason of the death, disqualification, resignation, removal or other cessation of service of a Holder Designee, which vacancy shall be filled with a successor Holder Designee pursuant to Section 4.2(a)), such vacancy shall be filled by the Board of Directors only by a person satisfactory to the Holders.

                                ARTICLE V

                        RESTRICTIONS ON TRANSFERABILITY

     Section 5.1.   Restrictions on Transferability.
                    -------------------------------

          (a) The Shares may be Transferred only in accordance with the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act.

          (b)       The Holders shall not Transfer any Shares except for:

                    (i) Transfers of Shares in a registered public offering pursuant to Article VI of this Agreement;

                    (ii)  Transfers of Shares pursuant to Rule 144;

                    (iii) Transfers of Shares pursuant to any offer made by the
                          Company or any of its Affiliates;

                    (iv) Transfers of Shares to any direct or indirect partner of any Holder or any Affiliate thereof; provided,
                                                                  --------
                          however, that any such transferee shall agree with the
                          -------
                          Company in writing prior to each such Transfer to be bound by the terms of this Agreement for the rest of its duration;

                    (v) Transfers by will or the laws of descent and distribution, Transfers by an individual to a spouse or children or Transfers to trusts for the benefit of a Holder's spouse and/or children; provided, however,
                                                             --------  -------
                          that any such transferee shall agree prior to (or as a condition of) such transfer to be bound by the terms of this Agreement for the rest of its duration; and

                    (vi) any other Transfers of Shares after a refusal by the Company to purchase such Shares (by either lapse of time or written notice) in accordance with Section 5.3 hereof.

     Section 5.2.   Notice of Proposed Transfers. The Holder of each certificate
                    ----------------------------
representing Shares by acceptance thereof agrees to comply in all respects with the provisions of this Agreement. Prior to any proposed Transfer of any Shares, unless there is in effect a registration statement under the Securities Act covering the proposed Transfer or the Transfer is pursuant to Rule 144 and covers fewer than 500,000 shares, the Holder thereof shall notify the Company in writing of such Holder's intention to effect such Transfer and the intended manner and circumstances thereof in reasonable detail. If requested by the Company, any such notice shall be accompanied at such Holder's expense by a written opinion of legal counsel who is, and whose legal opinion shall be, reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed Transfer may be effected without registration of the applicable Shares under the Securities Act, and by such certificates and other information as the Company may reasonably require to confirm such opinion, whereupon the Holder of such Shares shall be entitled to Transfer such Shares in the manner contemplated by such opinion. Each certificate evidencing Shares Transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legends set forth in Section 5.4(a) and (b) hereof, except that such certificate shall not bear such restrictive legends if in the opinion of counsel for such Holder and the Company the restrictive legend set forth in Section 5.4(a) hereof is not required in order to establish compliance with any provisions of the Securities Act. So long as such restrictive legend shall be required to remain on any such certificates, the Transfer of any Shares represented thereby (excluding, however, a Transfer pursuant to the realization by any pledgee (other than the Company) upon Shares pledged with it) shall be conditioned upon the transferee thereof becoming a party hereto.

     Section 5.3.   Right of First Refusal. In the event that, during the
                    ----------------------
existence of this Agreement, any Holder shall desire to Transfer any Shares under circumstances other than those referred to in Section 5.1(b)(i), (ii),
(iii), (iv) and (v) hereof:

          (a)       the notice given by such Holder to the Company pursuant to
Section 5.2 hereof shall specify the number of Shares to be sold, the prospective purchasers thereof and the price and terms and conditions of such sale, and offering to sell such Shares to the Company (or its designee) at such price and on like terms and conditions.

          (b) the Company shall have the right to accept or reject any offer pursuant to subsection (a) as promptly as practicable but in all events within the time period of one business day. Such time period shall run from, and not include, the date of delivery of the notice of such offer pursuant to subsection (a) above. If the Company shall accept such offer within the applicable time period specified above, then the Company shall purchase the Shares specified in the notice given pursuant to subsection (a) above as promptly as is reasonably practicable, but in no event after the later of (i) the 15th day following such acceptance and (ii) the third day following receipt of all required governmental approvals.

          (c) If the Company (i) shall reject such offer in writing, (ii) shall not within the applicable time period after receipt of the notice given by such Holder pursuant to subsection (a) above, accept such offer in writing with respect to all the Shares specified in such notice or (iii) shall fail to purchase such Shares within the time period specified in subsection (b) above, then such Holder shall be free to enter into any agreement to sell such Shares to the prospective purchaser, at a price equal to or above the minimum price and on the terms and conditions specified in the notice delivered to the Company pursuant to subsection (a) above.

          (d) Any sale of Shares by any Holder pursuant to subsection (c) above must be consummated within 30 days of the earlier of receipt of a written rejection from the Company or the expiration of the applicable time period allotted the Company for the rejection or consummation of the offer to sell such Shares by such Holder.

          (e) Each Holder that has determined to make (or commenced negotiations to make) a Transfer (other than under the circumstances referred to in Section 5.1(b)(i), (ii), (iii), (iv) and (v) hereof) shall give notice to the Company of such fact at the earliest practicable time.

     Section 5.4.   Restrictive Legends.
                    -------------------

          (a) Each certificate representing Shares which are Registrable Shares shall (unless otherwise permitted by subsection (d) of this Section 5.4 or Section 5.2 hereof) be stamped with the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

          (b) Each certificate representing Shares which are Registrable Shares shall also be stamped with the following legend:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT BETWEEN CERTAIN STOCKHOLDERS AND THE COMPANY WHICH INCLUDES RESTRICTIONS ON CERTAIN SALES OF THE SECURITIES. COPIES OF THE AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

          (c) Each certificate representing Shares which are Registrable Shares shall be stamped with such other legends, if any, as are required by applicable federal or state law.

          (d) Each Holder consents to the Company's making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer established in this Agreement. The legend placed on any certificate pursuant to Section 5.4(a) hereof and any notations or instructions with respect to the Shares represented by such certificate will be promptly removed, and the Company will promptly issue a certificate without such legend to the Holder of such Shares (i) if such Shares are registered under the Securities Act (but only in connection with the actual sale of such securities) and a prospectus meeting the requirements of Section 10 of the Securities Act is available, (ii) if the Holder thereof satisfies the requirements of Rule 144(k) and, where reasonably determined necessary by the Company, provides the Company with an opinion of counsel for the Holder of the Shares, both such counsel and such opinion being satisfactory to the Company, to the effect that (A) the Holder meets the requirements of Rule 144(k) or (B) a public sale, transfer or assignment of the Shares may be made without registration.

                                  ARTICLE VI
                              REGISTRATION RIGHTS


     Section 6.1.   Demand Registration. At any time or from time to time during
                    -------------------
the four year period commencing 29 months after the date of this Agreement, one or more Holders may on two separate occasions require the Company, by delivery to the Company of a notice in writing (a "Demand"), to cause no fewer than 2,000,000 Registrable Shares held by such Holder or Holders to be registered for sale to the public under the Securities Act. Upon receipt of such a notice, the Company will use its best efforts to file a registration statement (on Form S-3 or successor form) with the Commission promptly (but not more than 30 days) after such request and to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations under the Securities
Act) as would permit or facilitate the sale and distribution of such Registrable Shares as are specified in such request in the manner of distribution specified therein, together with all Registrable Shares of any Holder or Holders joining in such request as are specified in written requests received by the Company within 15 days after receipt of such Demand; provided, however, that the Company
                                             --------  -------
shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 6.1:

          (a) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance except as may be required by the Securities Act;

          (b) during the period starting with the date 60 days prior to the filing of, and ending on a date 120 days following the effective date of, a registration statement filed by the Company (other than with respect to a registration statement relating to a Rule 145 or other business combination transaction, an offering solely to employees and/or directors or any other registration which is not appropriate for the registration of Registrable Shares); or

          (c) at any time when the Holders would be required to refrain from selling Registrable Shares pursuant to Section 6.7(b) hereof.

In the event that any Holder seeks to require the Company to effect the registration of Shares at a time when the Company is not obligated to effect such registration pursuant to clause (b) or (c) of the immediately preceding sentence, such Holder shall be entitled to require the Company to effect the registration of Shares as soon as the conditions specified in such clauses (b) and (c) cease to apply. If at the time of receipt of a Demand pursuant to this
Section 6.1 there shall be any public offering of Common Stock contemplated by the Company to occur within the following 90 days or in progress, then, upon receipt of such Demand, the Company shall notify the Holders of such public offering, advising them that they may elect to withdraw such Demand and participate in such public offering pursuant to Section 6.2. Such withdrawn Demand shall not count toward the two registrations provided by this Section 6.1.

     Section 6.2.   Company Registration.
                    --------------------

          (a)       Notice of Registration. If, at any time or from time to
                    ----------------------
time, the Company shall determine to register any of its Common Stock, either for its own account or for the account of a security holder or holders exercising their respective demand registration rights for distribution pursuant to an underwritten offering, the Company will (i) promptly give to each Holder written notice thereof, and (ii) include in such registration (and any related qualification under the blue sky laws or other compliance), subject to Section 6.2(b) hereof, all the Registrable Shares specified in a written request made by any Holder within 30 days after its receipt of such written notice from the Company. Such registration shall not constitute a demand registration described under Section 6.1 hereof.

          (b)       Underwriting. If the registration pursuant to this Section
                    ------------
6.2 hereof is an underwritten offering, the right of any Holder to such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Shares in the underwriting to the extent provided herein. All Holders proposing to distribute all or a portion of their Shares through such underwriting shall (together with the Company and the other holders distributing shares of Common Stock through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration), and shall provide to the Company upon written request such information referenced in Section 6.1(b) hereof as may be specified in such request. Notwithstanding any other provision of this Section 6.2, if the managing underwriter in its sole discretion determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Shares to be included in such registration. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting pursuant to piggyback registration rights similar to the rights of the Holders under this Section 6.2, and the number of Shares that may be included in the registration and underwriting by such Holders, the Company and such other holders shall be reduced by the number of shares determined by the managing underwriter not to be included in such registration, such reduction to be allocated among the Holders, the Company and such other holders in proportion, as nearly as practicable, to the respective amounts of shares proposed to be registered by such Holders, by the Company and by such other holders. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

          (c)       Right to Terminate Registration. The Company shall have the
                    -------------------------------
right to terminate or withdraw any registration under this Section 6.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     Section 6.3.   Expenses of Registration. All Registration Expenses incurred
                    ------------------------
in connection with any registration pursuant to Sections 6.1 or 6.2 hereof shall be borne by the Company. All other Selling and Distribution Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the Shares included in such registration, other selling stockholders and the Company pro rata on the basis of the number of shares of Common Stock so registered.

     Section 6.4.   Plan of Distribution.
                    --------------------

          (a) The distribution of Registrable Shares pursuant to a registration under Section 6.1 shall be effected only by or through such investment banking firm or firms as may be designated by the Holders and as are reasonably satisfactory to the Company in connection with the filing of the applicable registration statement, acting in such capacity (as broker, dealer, principal or otherwise), and receiving such compensation, as may be agreed by the Holders of the Shares to be distributed and such investment banking firm or firms.

          (b) The Company shall give the Holder or Holders of Registrable Shares to be included in any registration statement at least ten (10) days' written notice prior to the filing of a registration statement pursuant to
Section 6.1 hereof. Such Holder or Holders shall advise the Company in writing within five (5) days of receipt of such notice of the terms of its or their compensation arrangements with the designated investment banking firm or firms, the capacity in which such firm or firms will act, the distribution proposed by such Holder or Holders and such information regarding such Holder or Holders and the shares of Common Stock held by them as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          (c) The Holders shall be entitled to exclude from any registration effected pursuant to Section 6.1 hereof any shares of Common Stock other than Registrable Shares if the investment banking firm or firms designated under subsection (a) hereof determines that marketing factors require a limitation of the number of shares to be included in such registration.

          (d) The Company hereby represents and warrants that it has no agreement, undertaking or other arrangement granting to any third party the right (whether demand, piggyback or otherwise) to require the Company to register any class of shares of its capital stock, outstanding as of the date of this Agreement, except as disclosed on Schedule 6.4(d).

     Section 6.5.   Indemnification.
                    ---------------

          (a) The Company will indemnify each Holder, each of its officers, directors, partners, employees and agents and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any other federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, employees and agents and each person controlling such Holder for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, however,
                                                             --------  -------
that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any written information furnished to the Company pursuant to an instrument duly executed by such Holder or controlling person and stated to be specifically for use therein.

          (b) Each Holder will, if Shares held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expense reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with any written information furnished to the Company pursuant to an instrument duly executed by such Holder and stated to be specifically for use therein.

          (c)       Each party entitled to indemnification under this Section
6.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless, but only to the extent that, the failure to give such notice is actually prejudicial to an Indemnifying Party's ability to defend such action, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that if the Indemnified Party determines in
                 --------  -------
good faith that a conflict of interest exists and that therefore it is advisable for such Indemnified Party or parties to be represented by separate counsel or that, upon written advice and legal opinion of counsel, there may be sound legal defenses available to it or them which are different from or in addition to those available to the Indemnifying Party, then the Indemnifying Party shall not be entitled to assume such defense and the Indemnified Parties shall be entitled to counsel at the Indemnifying Party's expense. If an Indemnifying Party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the Indemnifying Party will pay the reasonable fees and expenses of counsel of the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any Holder of Shares exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 6.5 but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 6.5 provides for indemnification in such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Shares offered by the registration statement bears to the public offering price of all Shares offered by such registration statement; and the Company is responsible for the remaining portion not payable by any Holder or other holder; provided, however, that, in any such case, (A) no such Holder
                 --------  -------
will be required to contribute any amount in excess of the public offering price of all such Shares offered by it pursuant to such registration statement, and
(B) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Section 6.6.   Obligations of the Company. Whenever required under this
                    --------------------------
Agreement to use its best efforts to effect the registration of any Registrable Shares, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the Commission a registration statement with respect to such Registrable Shares, and use its best efforts to cause such registration statement to become effective and, except in the case of a firm commitment underwriting, to keep such registration statement effective for the period required by the Holders up to 180 days.

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement as may be necessary (i) to update and keep such registration statement effective as provided in Section 6.6(a) hereof,
(ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement and
(iii) to reflect a modification in the manner of distribution of such Registrable Shares. Notwithstanding anything else to the contrary contained herein, the

Company shall not be required to disclose in any amendment or supplement to a registration statement or otherwise (x) any confidential information concerning any matter which is the subject of a notice given under Section 6.6(f) hereof as to which the Company has a bona fide interest in withholding disclosure, or (y) historical financial statements or pro forma financial information required by Regulation S-X of the Commission in connection with a business acquisition or disposition prior to the date when such information would otherwise be required to be filed with the Commission (including extensions pursuant to Item 7(a)(4) of Form 8-K).

          (c) Furnish to the Holders such numbers of copies of any prospectus included in such registration statement, including any preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Shares owned by them.

          (d) Use its best efforts to register and qualify the Registrable Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders whose Registrable Shares have been included in such registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering contemplated by Section 6.1 hereof, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering and participate with such managing underwriter in road shows and other customary marketing activities. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, or upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which the prospectus is used, and, except for a period not to exceed 180 days in each instance where the Company has a bona fide corporate interest in withholding disclosure or the time period for filing with the Commission information referred to in Section 6.6(b)(y) hereof has not expired, promptly prepare and furnish to such Holders a supplement or amendment to such prospectus, or otherwise update such prospectus through the filing of a Current Report on Form 8-K or otherwise, so that such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     Section 6.7.   Securities Law Compliance.
                    -------------------------

          (a) The Holder or Holders of Registrable Shares included in any registration pursuant to this Agreement covenant that they will comply with the Securities Act and with the

Exchange Act with respect to any such registration, recognizing that the Company may notify such Holder or Holders in accordance with Section 6.6(f) hereof that the registration statement is not then current.

          (b) The Holders agree that, immediately upon receipt of a notification pursuant to Section 6.6(f) hereof, they will refrain from selling Registrable Shares under a registration statement filed pursuant to Section 6.1 hereof until (i) subsequently notified by the Company that the registration is current or (ii) receipt of a favorable opinion of counsel as hereinbelow provided. The Company agrees that it will consult with the Holders and, at the Holders' request, counsel for the Holders following the giving of such notification, and that in the event the Holders (or their counsel) is of the view that the Shares subject to such registration could be sold in compliance with the Securities Act and the Exchange Act without disclosure of the nonpublic information which is the subject of the notification, the parties hereto agree to be bound by an opinion of counsel reasonably satisfactory to the Holders and the Company as to whether such sales can be made without violation of the Securities Act or the Exchange Act.

     Section 6.8.   Standoff Agreement. The Holders agree in connection with any
                    ------------------
registration of the Company's securities, which include, without limitation, Shares to be sold by the Holders, upon request of the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Shares (other than those included in such registration), without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 120 days) from the effective date of such registration as may be requested by the Company or such managing underwriters.


                                  ARTICLE VII
                                 MISCELLANEOUS

     Section 7.1.   Termination. This Agreement shall terminate upon the tenth
                    -----------
anniversary of the date hereof; provided, however, that this Agreement shall
                                --------  -------
terminate earlier upon the occurrence of any of the following:

          (a) any third party acquires Common Stock or Common Stock Equivalents representing 50% or more of the outstanding Common Stock;

          (b) the Company agrees to merge with and into any entity, if the Company will not be the surviving entity in such merger; or

          (c) Holders, the direct and indirect partners of N.N. Investors and FW Ranch and their Affiliates shall cease to own at least 5% of the outstanding Common Stock.

     Section 7.2.   Rule 144 Requirements.  The Company agrees to:
                    ---------------------

          (a) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder; and

          (b) furnish to any Holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the requirements of Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such Holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

     Section 7.3.   Amendment. Any provision of this Agreement may be amended
                    ---------
and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and 66-2/3% in interest of the Holders. Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon each Holder of any Shares then outstanding, each future holder of any Shares who is a party to this Agreement, and the Company.

     Section 7.4.   Investment Representation. Each Holder hereby confirms and
                    -------------------------
represents and warrants to the Company that such Holder is acquiring the Shares for investment only and not with a view to or in connection with any resale or distribution of the Shares.

     Section 7.5.   Notices, etc. All notices, requests, demands and other
                    -------------
communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, courier service, United States mail (return receipt requested) or by facsimile, addressed as follows:

          (a) if to Western Farm & Cattle, N.N. Investors, CLCC, GenPar or FW Ranch, to:

                    Western Farm & Cattle Company
                    201 Main Street, Suite 3200
                    Fort Worth, Texas 76102
                    Fax: 817-390-8751
                    Attn: Ardon Moore

                    with a copy to:
                    F. Richard Bernasek
                    Kelly, Hart & Hallman
                    201 Main Street, Suite 2500
                    Fort Worth, Texas 76102
                    Fax: 817-878-9280

          (b)       if to the Company, to:

                    United States Filter Corporation
                    40-004 Cook Street
                    Palm Desert, CA 92211
                    Fax No. (760) 341-9368
                    Attn:  Chief Executive Officer
                    with a copy to:  General Counsel

or to such other address or facsimile number of a party of which such party has given notice to the other parties pursuant to this Section.

     Section 7.6.   Entire Agreement; Severability. This Agreement and the
                    ------------------------------
Acquisition Agreement together with the Schedules and Exhibits thereto set forth all of the provisions, covenants, agreements, conditions and undertakings among the parties hereto with respect to the subject matter hereof. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect.

     Section 7.7.   Governing Law. This Agreement shall be governed by and
                    -------------
construed in accordance with the laws (other than those with respect to choice of law) of the State of Delaware. Each of the parties hereto agrees that all claims in any action or proceeding arising out of or related to this Agreement may be heard and determined in any Delaware state court or federal court sitting in the State of Delaware.

     Section 7.8.   Counterparts. This Agreement may be executed simultaneously
                    ------------
in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 7.9.   Holders' Representative.
                    -----------------------

          (a)       Creation.  The Holders do hereby, for themselves and their
                    --------
personal representatives and other successors, constitute and appoint a representative, initially Ardon Moore (the "Representative"), as their agent and attorney-in-fact to give and receive all notices and consents under this Agreement. The Representative will advise the other Holders of notices and other communications received by him hereunder.

          (b)       Replacement.   In the event of the death, physical or mental
                    -----------
incapacity or resignation of the Representative, the Holders shall promptly appoint a substitute or substitutes and shall advise the Company thereof. As between the Representative and the Holders, the Representative shall not be liable for, and shall be indemnified by the Holders against, any good faith error of judgment on his part or any other act done or omitted by him in good faith in connection with his duties as the Representative, except for gross negligence or willful misconduct.

          (c)       Company Reliance. The Company shall be entitled to rely
                    ----------------
exclusively upon any communications given by the Representative on behalf of all Holders, and shall not be liable for any action taken or not taken in reliance upon the Representative. The Company shall be entitled to disregard any notices or communications given or made by the Holders unless given or made through the Representative.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              UNITED STATES FILTER CORPORATION


                              By:  /s/ Michael E. Hulme
                                  ---------------------
                                  Name:   Michael E. Hulme
                                  Title:  Attorney-in-Fact for
                                          President & CEO,
                                          Richard J. Heckmann


                              WESTERN FARM & CATTLE COMPANY


                              By:  /s/ Ardon E. Moore
                                  -------------------
                                  Name:   Ardon E. Moore
                                  Title:  President


                              N.N. INVESTORS, L.P.

                              By:  California Land & Cattle Company,
                                   its General Partner


                              By:  /s/ Ardon E. Moore
                                   -------------------
                                   Name:   Ardon E. Moore
                                   Title:  President


                              CALIFORNIA LAND & CATTLE COMPANY



                              By:  /s/ Ardon E. Moore
                                   -------------------
                                   Name:   Ardon E. Moore
                                   Title:  President


                              ST RANCH GENPAR, INC.


                              By:  /s/ Ardon E. Moore
                                   -------------------
                                   Name:   Ardon E. Moore
                                   Title:  President

                              FW RANCH PARTNERS, L.P.

                              By:  ST Ranch GenPar, Inc.,
                                   its General Partner


                                   By:  /s/ Ardon E. Moore
                                        -------------------
                                        Name:   Ardon E. Moore
                                        Title:  President

                                Schedule 6.4(d)
                                ---------------

Transfer and Registration Agreement between United States Filter Corporation and
     Alcoa Securities Corporation dated as of December 31, 1991.

Transfer, Registration and Other Rights Agreement among United States Filter
     Corporation, Warburg, Pincus Capital Company, L.P. and Certain Individual Stockholders of United States Filter Corporation dated as of July 8, 1994.

Transfer, Registration and Other Rights Agreement among United States Filter
     Corporation, Laidlaw International Investments (Luxembourg) S.A., Laidlaw Investments (Barbados) Ltd., Marfit, S.p.A., Laidlaw, Inc. and Ing. Gilberto Cominetta dated as of August 31, 1994, as modified and amended.

Transfer and Registration Agreement among United States Filter Corporation, John
     Hancock Capital Growth Fund IIB Limited Partnership, John Hancock Capital Growth Fund III Limited Partnership, Carl C. Landegger, Trustee and The Black Clawson Company dated as of May 31, 1996.

Transfer and Registration Agreement among United States Filter Corporation, CGW
     Southeast Partners II, L.P., Harry K. Hornish, Mickey Jordan and Mechelle
     S. Slaughter, dated as of October 25, 1996.